Exhibit 4.4

FORM OF SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of [●], 2017 (the “Second Supplemental Indenture”), to the Base Indenture (defined below) by and between Whole Foods Market, Inc., a Texas corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of September 8, 2016 (the “Base Indenture”), as further amended and supplemented by the First Supplemental Indenture, dated as of December 3, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”), under which the Company has issued the 5.200% Senior Notes due 2025 (the “Notes”);

WHEREAS, Amazon.com, Inc. (“Amazon”), a Delaware corporation, has offered to exchange (the “Exchange Offer”) any and all of the Company’s outstanding Notes for Amazon’s 5.200% Notes due 2025, upon the terms and subject to the conditions set forth in the prospectus, dated as of [●], 2017 (the “Prospectus”), forming a part of Amazon’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 20, 2017, and which was declared effective on [●], 2017;

WHEREAS, each Guarantee (as defined in the First Supplemental Indenture) on the Notes ceased to be in effect on August 28, 2017 pursuant to Section 7.03(c) of the First Supplemental Indenture;

WHEREAS, in connection with the Exchange Offer, Amazon has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Base Indenture and the First Supplemental Indenture as described in the Prospectus and set forth in Articles II and III of this Second Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where permissible, by Amazon of the conditions to the Exchange Offer and the acceptance by Amazon for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

WHEREAS, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may, subject to certain exceptions noted therein, amend the Indenture or the Notes with the written consent of the Holders (as defined in the Base Indenture) of at least a majority in principal amount of the then outstanding Notes;

WHEREAS, Amazon has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of Notes to effect the Proposed Amendments under the Indenture with respect to the Notes (the “Requisite Consent Condition”);

WHEREAS, the Company is undertaking to execute and deliver this Second Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture with respect to the Notes in connection with the Exchange Offer and the related consent solicitation;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Second Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein (including satisfaction of the Requisite Consent Condition) have been duly taken.

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01    Capitalized Terms.

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture or the First Supplemental Indenture, as applicable.

ARTICLE TWO

AMENDMENTS TO THE BASE INDENTURE

Section 2.01    Amendments to the Base Indenture.

(a)    The Base Indenture shall hereby be amended by deleting the following Sections or Clauses of the Base Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and Clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.02 (Limitations on Liens)

Section 4.03 (Limitations on Sale and Leaseback Transactions)

Section 4.04 (Change of Control Repurchase Event)

Section 4.07 (Existence)

Section 4.08 (SEC Reports)

Section 6.01(f) (Events of Default – Cross-Default)

Section 6.01(g) (Events of Default – Cross-Acceleration)

(b) The first paragraph of Section 4.05 of the Base Indenture (Compliance Certificate) is hereby deleted and replaced in its entirety by the following:

“The Company shall deliver to the Trustee, within 120 days after the end of the fiscal year of the Company (which as of the date of this Indenture is [●], or if the fiscal year with respect to the Company is changed so that it ends on a date other than December 31, such other fiscal year end date as the Company shall notify to the Trustee in writing), an Officers’ Certificate (which need not contain the statements provided for in Section 10.04), signed by the principal executive, principal financial or principal accounting officer, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed, and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge). Such Officers’ Certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.”

(c) Article 5 of the Base Indenture (Consolidation, Merger and Sale of Assets) is hereby deleted and replaced in its entirety by the following:

“The Company shall not consolidate or merge with or into another Person unless the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all the obligations of the Company, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture.”

(d) The failure to comply with the terms of any of the Sections or Clauses of the Base Indenture set forth in clauses (a) and (c) above shall no longer constitute a default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

(e) For the avoidance of doubt, clauses (f) and (g) of Section 6.01 (Event of Default – Cross-Default, Cross Acceleration) of the Base Indenture shall no longer apply to the Notes and the occurrence of the events described in Sections 6.01(f) and (g) of the Base Indenture shall no longer constitute an Event of Default with respect to the Notes.

ARTICLE THREE

AMENDMENTS TO THE FIRST SUPPLEMENTAL INDENTURE

Section 3.01    Amendments to the First Supplemental Indenture.

(a) The First Supplemental Indenture shall hereby be amended by deleting the following Sections or Clauses and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and such Sections and Clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.01 (Limitations on Liens)

Section 4.02 (Limitations on Sale and Leaseback Transactions)

Section 4.03 (Future Guarantors)

Section 5.01 (Change of Control Repurchase Event)

Section 7.06 (Execution and Delivery of Guarantees)

ARTICLE FOUR

MISCELLANEOUS

Section 4.01    References.

References in this Second Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Second Supplemental Indenture unless otherwise specified.

Section 4.02    Ratification of Base Indenture.

The Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. To the extent not expressly amended or modified by this Second Supplemental Indenture, the Base Indenture, as supplemented by the First Supplemental Indenture, shall remain in full force and effect.

Section 4.03    Trust Indenture Act Controls.

The Indenture, as supplemented by this Second Supplemental Indenture, incorporates and is governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision included or that is required to be included in the Indenture by the Trust Indenture Act, the duty or provision required by the Trust Indenture Act shall control.

Section 4.04    Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THIS SECOND SUPPLEMENTAL INDENTURE, OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under the Base Indenture, the First Supplemental Indenture, this Second Supplemental Indenture, or the Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 4.05    Severability.

In case any provision in this Second Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06    Successors.

All agreements of the Company in the Base Indenture, the First Supplemental Indenture, this Second Supplemental Indenture, and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture, the First Supplemental Indenture, and this Supplemental Indenture shall bind its successors.

Section 4.07    Effectiveness.

This Second Supplemental Indenture shall become effective upon execution by all parties hereto.

Section 4.08    Endorsement and Change of Form of Notes.

Any Notes authenticated and delivered after the close of business on the date that this Second Supplemental Indenture becomes effective may be affixed to, stamped, imprinted, or otherwise legended by the Trustee, with a notation as follows:

“Effective as of [●], 2017, substantially all of the restrictive covenants in the Indenture have been eliminated, certain of the Events of Default have been eliminated, and certain other provisions have been eliminated or modified, as provided in the Second Supplemental Indenture, dated as of [●], 2017. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 4.09    Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.10    Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE, THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES, OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.11    Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

WHOLE FOODS MARKET, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

[Signature Page to Second Supplemental Indenture]